Privileged & Confidential

AMENDED AND RESTATED
BYLAWS OF
SUPER MICRO COMPUTER, INC.
(a Delaware corporation)
Article I
STOCKHOLDERS
1.1Place of Meetings. All meetings of stockholders shall be held at such place, if any, within or without the State of Delaware as may be designated from time to time by the Board of Directors, the President or the Chief Executive Officer.
1.2Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting in accordance with Section 1.10 of these Bylaws shall be held on a date to be fixed by the Board of Directors at the time and place, if any, to be fixed by the Board of Directors and stated in the notice of the meeting. In lieu of holding an annual meeting of stockholders at a designated place, the Board of Directors may, in its sole discretion, determine that any annual meeting of stockholders may be held solely by means of remote communication. The Board of Directors may cancel, postpone or reschedule any previously scheduled annual meeting at any time, before or after the notice for such meeting has been sent to the stockholders.
1.3Special Meetings. Special meetings of stockholders may be called at any time by the Board of Directors, the Chairman of the Board or the President, or by the secretary of the corporation (the “Secretary”) upon the written request of the holders of record of not less than ten percent (10%) of the voting power of the issued and outstanding shares of capital stock entitled to vote on the matter or matters to be brought before the proposed special meeting, and shall be held at such place, if any, on such date and at such time as the Board of Directors may fix. In lieu of holding a special meeting of stockholders at a designated place, the Board of Directors may, in its sole discretion, determine that any special meeting of stockholders may be held solely by means of remote communication. The Board of Directors may cancel, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the stockholders. Business transacted at any special meeting of stockholders shall be confined to the purpose or purposes stated in the notice of meeting.
A stockholder may not submit a written request to call a special meeting unless such stockholder is a holder of record on the record date fixed to determine the stockholders entitled to request the call of a special meeting. Any stockholder seeking to call a special meeting to transact business shall, by written notice to the Secretary, request that the Board of Directors fix a record date. Such a written request for a record date shall include all of the information that must be included in a written request to call a special meeting from a stockholder, as set forth in immediately following paragraph of this Section 1.3. The Board of Directors may, within 10 days of the Secretary’s receipt of such a written request for a record date, fix a record date to determine the stockholders entitled to request the call of a special meeting, which date shall not precede, and shall not be more than 10 days after, the date upon which the resolution fixing the record date is adopted. If a record date is not so fixed by the Board of Directors, the record date shall be the date that the first written request to call a special meeting containing all the information required by or pursuant to this paragraph is received by the Secretary with respect to the proposed business to be conducted at a special meeting.

Each written request to call a special meeting of stockholders pursuant to this Section 1.3 shall set forth (i) the signature of the stockholder of record signing such written request and the date such written request was signed and (ii) the information, representations, agreements and questionnaires required pursuant to Section 1.10 of these Bylaws as to the business proposed to be conducted and any nominations proposed to be presented at the special meeting and as to the stockholder(s) proposing such business or nomination. Upon receipt of written requests from stockholders holding in the aggregate at least the number of shares required by this Section 1.3 to request the calling of a special meeting, the Board of Directors shall call a special meeting and determine a place, if any, and time for such meeting, which time shall be not less than sixty (60) nor more than ninety (90) days after the receipt of such request, and a record date for the determination of stockholders entitled to notice of such meeting shall be fixed by the Board of Directors, in advance, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting.
A stockholder may revoke a request to call a special meeting at any time by written revocation delivered to the Secretary; provided, however, that if, following any such revocation (or any deemed revocation), there are unrevoked requests from stockholders holding in the aggregate less than the number of shares required by this Section 1.3 to request the calling of a special meeting, the Board of Directors, in its discretion, may cancel or decline to call the special meeting, as applicable. A request to call a special meeting shall be deemed revoked (and any meeting scheduled in response thereto may be cancelled) if the stockholders submitting such request do not continue to hold at least the number of shares required by this Section 1.3 to request the calling of a special meeting at all times between the date such request is delivered to the Secretary and the date of the special meeting, and the requesting stockholder shall promptly notify the Secretary of any decrease in ownership of shares of stock of the corporation that results in such a revocation. Notwithstanding the foregoing provisions of this Section 1.3, a special meeting requested by stockholders shall not be required to be held if (i) the stated business to be brought before the special meeting is not a proper subject for stockholder action under applicable law, (ii) the stated business is the same as or substantially similar to (as determined in good faith by the Board of Directors) an item of business which was presented at a meeting of stockholders occurring within 90 days preceding the earliest date of signature on such written request, provided that the removal of directors and the filling of the resulting vacancies shall not be considered the same or substantially similar to the election of directors at the preceding annual meeting of stockholders, (iii) the written request is delivered during the period commencing 90 days prior to the first anniversary of the preceding year’s annual meeting and ending on the date of the next annual meeting of stockholders; or (iv) does not comply with the requirements of this Section 1.3. The Board of Directors shall determine in good faith whether the requirements set forth in clauses (i) through (iii) of the preceding sentence have been satisfied. Either the Secretary or the Board of Directors shall determine in good faith whether all other requirements set forth in this Section 1.3 have been satisfied. Business transacted at any special meeting requested by stockholders shall be limited to the matters described in such request and otherwise properly brought before the meeting in accordance with these Bylaws; provided, however, that nothing in this Section 1.3 shall prohibit the Board of Directors from submitting additional matters to the stockholders at any special meeting requested by stockholders.

1.4Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given in accordance with Section 232 of the Delaware General Corporation Law, and such notice shall state the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. Except as otherwise provided in the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws, the notice of any meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.
1.5Voting List. The corporation shall prepare, no later than the tenth day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any such stockholder for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the corporation’s principal place of business. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation.
1.6Quorum. Except as otherwise required by law, the Certificate of Incorporation, these Bylaws, or the rules of any applicable stock exchange on which the corporation’s securities are listed, the holders of a majority of the voting power of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. Except as otherwise required by law, the Certificate of Incorporation, these Bylaws, or the rules of any applicable stock exchange on which the corporation’s securities are listed, where a separate vote by a class or series or classes or series is required, a majority of the voting power of the outstanding shares of such class or series or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (a) the Chairman of the meeting, or (b) the holders of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote thereon shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting.
1.7Adjournments. Unless these Bylaws otherwise require, when a meeting is adjourned to another time or place, if any, (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with Section 222(a) of the Delaware General Corporation Law. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the Delaware General Corporation Law and Section 5.4 of these Bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.
1.8Voting and Proxies. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 5.4 of these Bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the Delaware General Corporation Law. Each stockholder shall have one vote for each share of stock entitled to vote upon the matter in question held of record by such stockholder as of the applicable record date and a proportionate vote for each fractional share so held, unless otherwise provided by law or in the Certificate of Incorporation. Each stockholder of record entitled to vote at a meeting of stockholders, or such stockholder’s authorized officer, director, employee or agent, may authorize any other person or persons to vote or act for such stockholder by proxy authorized by a document or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The authorization of a person to act as a proxy may be documented, signed, and delivered in accordance with Section 116 of the Delaware General Corporation Law, provided that such authorization shall set forth, or be delivered with information enabling the corporation to determine, the identity of the stockholder granting such authorization. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the Delaware General Corporation Law. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.
1.9Action at Meeting. Except as otherwise required by law, the Certificate of Incorporation, or these Bylaws, directors shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Except as otherwise provided by law, the Certificate of Incorporation, these Bylaws, or the rules of any applicable stock exchange on which the corporation’s securities are listed, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Except as otherwise provided by law, the Certificate of Incorporation, these Bylaws, or the rules of any applicable stock exchange on which the corporation’s securities are listed, where a separate vote by a class or series or classes or series is required, in all matters other than the election of directors, the affirmative vote of the majority of the voting power of the outstanding shares of such class or series or classes or series present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of such class or series or classes or series.
The corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting or its adjournment and perform the duties set forth in Section 231 of the Delaware General Corporation Law. The corporation may designate one or more persons as an alternate inspector to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.
The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are multiple inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.
1.10Advance Notice Procedures.
(a)Annual Meetings of Stockholders.
(i)Nominations of persons for election to the Board of Directors or the proposal of other business to be transacted by the stockholders at an annual meeting of stockholders may be made only (1) pursuant to the corporation’s notice of meeting (or any supplement thereto); (2) by or at the direction of the Board of Directors, or any committee thereof that has been formally delegated authority to nominate such persons or propose such business; (3) as may be provided in the certificate of designations for any class or series of Preferred Stock; or (4) by any stockholder of the corporation who (A) is a stockholder of record at the time of giving of the notice contemplated by Section 1.10(a)(ii) of these Bylaws; (B) is a stockholder of record on the record date for the determination of stockholders entitled to notice of the annual meeting; (C) is a stockholder of record on the record date for the determination of stockholders entitled to vote at the annual meeting; (D) is a stockholder of record at the time of the annual meeting; and (E) complies with the procedures set forth in this Section 1.10(a).
(ii)For nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to clause (4) of Section 1.10(a)(i) of these Bylaws, the stockholder must have given timely notice in writing to the Secretary and any such nomination or proposed business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the corporation no earlier than 8:00 a.m., Pacific time, on the 120th day and no later than 5:00 p.m., Pacific time, on the 90th day prior to the day of the first anniversary of the preceding year’s annual meeting of stockholders as first specified in the corporation’s notice of such annual meeting (without regard to any adjournment, rescheduling, postponement or other delay of such annual meeting occurring after such notice was first sent). However, if (x) no annual meeting of stockholders was held in the preceding year, or (y) the date of the annual meeting for the current year has been advanced or delayed by more than 30 days from the first anniversary of the preceding year’s annual meeting, then, in either case, to be timely such notice must be received by the Secretary at the principal executive offices of the corporation no earlier than 8:00 a.m., Pacific time, on the 120th day prior to the day of the annual meeting and no later than 5:00 p.m., Pacific time, on the later of the 90th day prior to the day of the annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of the annual meeting was first made by the corporation; provided that, if this sentence applies to an initial advancement of the date of an annual meeting, any further advancement of the date of such annual meeting will not change the date by which a stockholder’s notice must be received in order to be timely. In no event will the adjournment, rescheduling, postponement or other delay of any annual meeting, or any announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. In no event may a stockholder provide notice with respect to a greater number of director candidates than there are director seats subject to election by stockholders at the annual meeting. “Public announcement” means disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, Section 14 or Section 15(d) of the Securities Exchange Act of 1934 (as amended and inclusive of rules and regulations thereunder, the “1934 Act”) or by such other means as is reasonably designed to inform the public or stockholders of the corporation in general of such information, including, without limitation, posting on the corporation’s investor relations website.
(iii)A stockholder’s notice to the Secretary must set forth:
(1)as to each person whom the stockholder proposes to nominate for election as a director:
(A)such person’s name, age, business address, residence address and principal occupation or employment;
(B)the class or series and number of shares of each class or series of capital stock of the corporation that are held of record or are beneficially owned by such person and any (i) Derivative Instruments (as defined below) held or beneficially owned by such person, including the full notional amount of any securities that, directly or indirectly, underlie any Derivative Instrument; and (ii) other agreement, arrangement or understanding that has been made the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such person with respect to the corporation’s securities;
(C)all information relating to such person that is required to be disclosed in connection with solicitations of proxies for the contested election of directors, or is otherwise required, in each case pursuant to Section 14 of the 1934 Act;
(D)such person’s written consent (x) to being named as a nominee of such stockholder, (y) to being named in a proxy statement and form of proxy relating to such meeting and (z) to serving as a director of the corporation if elected;
(E)any direct or indirect compensatory, payment, indemnification or other financial agreement, arrangement or understanding that such person has, or has had within the past three years, with any person or entity other than the corporation (including, without limitation, the amount of any payment or payments received or receivable thereunder), in each case in connection with candidacy or service as a director of the corporation (such agreement, arrangement or understanding, a “Third-Party Compensation Arrangement”);
(F)a description of any other material relationships between such person and such person’s respective affiliates and associates, on the one hand, and such stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, and their respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such stockholder, beneficial owner, affiliate or associate were the

“registrant” for purposes of such rule and such person were a director or executive officer of such registrant;
(G)any significant equity interests or any significant Derivative Instruments in any principal competitor (as defined below) of the corporation that are held by such person; and
(H)any direct or indirect interest of such person in any contract with the corporation, any affiliate of the corporation or any principal competitor of the corporation (in each case, including, without limitation, any employment agreement, collective bargaining agreement or consulting agreement);
(2)as to any other business that the stockholder proposes to bring before the annual meeting:
(A)a brief description of the business desired to be brought before the annual meeting;
(B)the text of the proposal or business (including the text of any resolutions proposed for consideration and, if applicable, the text of any proposed amendment to these Bylaws);
(C)the reasons for conducting such business at the annual meeting; and
(D)any material interest in such business of such stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, and their respective affiliates and associates;
(3)as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:
(A)the name and address of such stockholder (as they appear on the corporation’s books), of such beneficial owner, and of their respective affiliates or associates;
(B)for each class or series of capital stock of the corporation, the number of shares of each such class or series that are, directly or indirectly, held of record or are beneficially owned by such stockholder, such beneficial owner or their respective affiliates or associates;
(C)any agreement, arrangement or understanding between such stockholder, such beneficial owner or their respective affiliates or associates in connection with the proposal of such nomination or other business;
(D)any (i) agreement, arrangement or understanding (including, without limitation and regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of such stockholder, such beneficial owner or their respective affiliates or associates with respect to the corporation’s securities (any of the foregoing, a “Derivative Instrument”) including the full notional amount of any securities that, directly or indirectly, underlie any Derivative Instrument; and (ii) other agreement, arrangement or understanding that has been made the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder, such beneficial owner or their respective affiliates or associates with respect to the corporation’s securities;
(E)any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder, such beneficial owner or their respective affiliates or associates has a right to vote any shares of any security of the corporation;
(F)any rights to dividends on the corporation’s securities owned beneficially by such stockholder, such beneficial owner or their respective affiliates or associates that are separated or separable from the underlying security;
(G)any proportionate interest in the corporation’s securities or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which such stockholder, such beneficial owner or their respective affiliates or associates with them is a general partner or manager or managing member or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or a manager or managing member of such limited liability company or similar entity;
(H)any significant equity interests or any significant Derivative Instruments in any principal competitor (as defined below) of the corporation that are held by such stockholder, such beneficial owner or their respective affiliates or associates;
(I)any direct or indirect interest of such stockholder, such beneficial owner or their respective affiliates or associates any contract with the corporation, any affiliate of the corporation or any principal competitor of the corporation (in each case, including, without limitation, any employment agreement, collective bargaining agreement or consulting agreement);
(J)any material pending or threatened legal proceeding in which such stockholder, such beneficial owner or their respective affiliates or associates is a party or material participant involving the corporation or any of its officers, directors or affiliates;
(K)any material relationship between such stockholder, such beneficial owner or their respective affiliates or associates, on the one hand, and the corporation or any of its officers, directors or affiliates, on the other hand;
(L)a representation and undertaking that the stockholder is a holder of record of stock of the corporation as of the date of submission of the stockholder’s notice and that such stockholder (or a qualified representative thereof) intends to appear in person or by proxy at the annual meeting to bring such nomination or other business before the annual meeting;
(M)a representation and undertaking as to whether such stockholder, such beneficial owner or their respective affiliates or associates intends, or is part of a group that intends, to (x) deliver a proxy statement or form of proxy to holders of at least the percentage of the voting power of the corporation’s then-outstanding stock required to approve or adopt the proposal or to elect each such nominee (which representation and undertaking must include a statement as to whether such stockholder, such beneficial owner or their respective affiliates or associates intends to solicit the requisite percentage of the voting power of the corporation’s stock under Rule 14a-19 under the 1934 Act (“Rule 14a-19”); and/or (y) otherwise solicit proxies from stockholders in support of such proposal or nomination;
(N)any other information relating to such stockholder, such beneficial owner or their respective affiliates or associates, or such director nominee or proposed business, that, in each case, would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such nominee (in a contested election of directors) or proposal pursuant to Section 14 of the 1934 Act.
For purposes of this Section 1.10, (x) “principal competitor” shall mean any entity that develops or provides products or services that compete with or are alternatives to the principal products developed or produced or services provided by the corporation or its affiliates, a list of which shall be maintained by the corporation and provided to a stockholder of record within 5 business days of receiving such request therefor, and (y) “affiliate” and “associate” shall have the meanings provided thereto under Rule 405 of the Securities Act of 1933, as amended.
(iv)In addition to the requirements of this Section 1.10, to be timely, a stockholder’s notice (and any additional information submitted to the corporation in connection therewith) must further be updated and supplemented (1) if necessary, so that the information provided or required to be provided in such notice is true and correct as of the record date(s) for determining the stockholders entitled to notice of, and to vote at, the annual meeting and as of the date that is 10 business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof; and (2) to provide any additional information that the corporation may reasonably request. Any such update and supplement or additional information reasonably requested must be received by the Secretary at the principal executive offices of the corporation (A) in the case of a request for additional information, promptly following a request therefor, which response must be received by the Secretary not later than such reasonable time as is specified in any such request from the corporation; or (B) in the case of any other update or supplement of any information, not later than five business days after the record date(s) for the annual meeting (in the case of any update and supplement required to be made as of the record date(s)), and not later than eight business days prior to the date for the annual meeting or any adjournment, rescheduling, postponement or other delay thereof (in the case of any update or supplement required to be made as of 10 business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof). No later than five business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof, a stockholder nominating individuals for election as a director will provide the corporation with reasonable evidence that such stockholder, beneficial owner or an affiliate or associate of either of the foregoing, as applicable, has met the requirements of Rule 14a-19. The failure to timely provide such update, supplement, evidence or additional information shall result in the nomination or proposal no longer being eligible for consideration at the annual meeting. If the stockholder fails to comply with the requirements of Rule 14a-19 (including because the stockholder fails to provide the corporation with all information or notices required by Rule 14a-19), then the director nominees proposed by such stockholder shall be ineligible for election at the annual meeting and any votes or proxies in respect of such nomination shall be disregarded, notwithstanding that such proxies may have been received by the corporation and counted for the purposes of determining quorum. For the avoidance of doubt, the obligation to update and supplement, or provide additional information or evidence, as set forth in these Bylaws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines pursuant to these Bylaws or enable or be deemed to permit a stockholder who has previously submitted notice pursuant to these Bylaws to amend or update any nomination or to submit any new nomination. No disclosure pursuant to these Bylaws will be required with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is the stockholder submitting a notice pursuant to this Section 1.10 solely because such broker, dealer, commercial bank, trust company or other nominee has been directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.
(b)Special Meetings of Stockholders. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (1) by or at the direction of the Board of Directors, or any committee thereof that has been formally delegated authority to nominate such persons, (2) by any stockholder who (i) is a stockholder of record at the time of giving of the notice contemplated by this Section 1.10(b); (ii) is a stockholder of record on the record date for the determination of stockholders entitled to notice of the special meeting; (iii) is a stockholder of record on the record date for the determination of stockholders entitled to vote at the special meeting; (iv) is a stockholder of record at the time of the special meeting; and (v) complies with the procedures set forth in this Section 1.10(b), or (3) in the case of a stockholder-requested special meeting, by any stockholder of the corporation pursuant to Section 1.3 of these Bylaws. In the event the corporation calls a special meeting of stockholders (other than a stockholder-requested special meeting) for the purpose of electing one or more directors to the Board of Directors, any stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting if the stockholder’s notice required by this Section 1.10(b) is received by the Secretary at the principal executive offices of the corporation no earlier than 8:00 a.m., Pacific time, on the 120th day prior to the day of the special meeting and no later than 5:00 p.m., Pacific time, on the 10th day following the day on which public announcement of the date of the special meeting was first made. In no event will any adjournment, rescheduling, postponement or other delay of a special meeting or any announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. A stockholder’s notice to the Secretary must comply with the applicable notice requirements of Section 1.10(a)(iii) of these Bylaws, with references therein to “annual meeting” deemed to mean “special meeting” for the purposes of this final sentence of this Section 1.10(b). Notwithstanding any other provisions of these Bylaws, in the case of a stockholder-requested special meeting, no stockholder may nominate a person for election to the Board of Directors or propose any other business to be considered at such meeting, except pursuant to the written request(s) delivered for such special meeting pursuant to Section 1.3 of these Bylaws.
(c)Other Requirements and Procedures.
(i)To be eligible to be a nominee of any stockholder for election as a director of the corporation, the proposed nominee must provide to the Secretary, in accordance with the applicable time periods prescribed for delivery of notice under Section 1.10(a)(ii) of these Bylaws or Section 1.10(b) of these Bylaws:
(1)a signed and completed written questionnaire (in the form provided by the Secretary at the written request of a stockholder of record, which form will be provided by the Secretary within 5 business days of receiving such request) containing information regarding such nominee’s background and qualifications;
(2)a written representation and undertaking that, unless previously disclosed to the corporation, such nominee is not, and will not become, a party to any voting agreement, arrangement, commitment, assurance or understanding with any person or entity as to how such nominee, if elected as a director, will vote on any issue;

(3)a written representation and undertaking that, unless previously disclosed to the corporation, such nominee is not, and will not become, a party to any Third-Party Compensation Arrangement;
(4)a written representation and undertaking that, if elected as a director, such nominee would be in compliance, and will continue to comply, with the corporation’s corporate governance, conflict of interest, confidentiality, stock ownership and trading policies , and other policies and guidelines applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary will provide to such proposed nominee all such policies and guidelines then in effect); and
(5)a written representation and undertaking that such nominee, if elected, intends to serve a full term on the Board of Directors.
(ii)The corporation may also, as a condition to any such nomination or business being deemed properly brought before a meeting of stockholders, require the stockholder or a proposed nominee to deliver to the Secretary such other information as may reasonably be requested by the corporation, including information to determine whether any proposed item of business is a proper matter for stockholder action or such other information as the Board of Directors, in good faith, determines (A) is reasonably necessary to determine whether such nominee satisfies any qualifications, requirements, criteria or standards imposed by the Certificate of Incorporation, these Bylaws or any applicable law, rule, regulation or listing standard that may be applicable to the corporation, (B) is reasonably necessary to determine whether such nominee qualifies as an “independent director” or “audit committee financial expert” under any applicable law, rule, regulation or listing standard that may be applicable to the corporation or any publicly disclosed corporate governance guideline or committee charter of the corporation and (C) could be material to a stockholder’s understanding of the independence (including from the stockholder, beneficial owner or any of their respective affiliates or associates), or lack thereof, of such nominee.
(iii)No person will be eligible to be nominated by a stockholder for election as a director of the corporation, or to be seated as a director of the corporation, unless nominated and elected in accordance with the procedures set forth in this Section 1.10 and, as applicable, Section 1.3 of these Bylaws. No business proposed by a stockholder will be conducted at a stockholder meeting except in accordance with this Section 1.10 and, as applicable, Section 1.3 of these Bylaws.
(iv)Notwithstanding anything to the contrary in this Section 1.10, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear in person at the meeting to present a nomination or other proposed business, such nomination will be disregarded or such business will not be transacted, as the case may be, notwithstanding that proxies in respect of such nomination or business may have been received by the corporation and counted for purposes of determining a quorum. For purposes of this Section 1.10, to be considered a “qualified representative” of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be delivered to the Secretary at the principal executive offices at least 5 business days prior to the meeting.

(v)Without limiting this Section 1.10, a stockholder must also comply with all applicable requirements of the 1934 Act with respect to the matters set forth in this Section 1.10, it being understood that (1) any references in these Bylaws to the 1934 Act are not intended to, and will not, limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 1.10; and (2) compliance with clause (4) of Section 1.10(a)(i) of these Bylaws and with Section 1.10(b) of these Bylaws and Section 1.3 of these Bylaws, as applicable, are the exclusive means for a stockholder to make nominations or submit other business (other than as provided in Section 1.10(c). of these Bylaws).
(vi)Notwithstanding anything to the contrary in this Section 1.10, the notice requirements set forth in these Bylaws with respect to the proposal of any business pursuant to this Section 1.10 will be deemed to be satisfied by a stockholder if (1) such stockholder has submitted a proposal to the corporation in compliance with Rule 14a-8 under the 1934 Act; and (2) such stockholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for the meeting of stockholders. Subject to Rule 14a-8 and other applicable rules and regulations under the 1934 Act, nothing in these Bylaws will be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the corporation’s proxy statement any nomination of a director or any other business proposal.
1.11Conduct of Business. At every meeting of the stockholders, the Chairman of the meeting shall be designated by the Board of Directors; in the absence of such designation, the Chairman of the Board, if any, or the Chief Executive Officer (in the absence of the Chairman of the Board) or the President (in the absence of the Chairman of the Board and the Chief Executive Officer), or in their absence any other executive officer of the corporation, shall serve as Chairman of the stockholder meeting. The Secretary or a person designated by the Chairman of the meeting shall act as secretary of the meeting. Unless otherwise approved by the Chairman of the meeting, attendance at the stockholders’ meeting is restricted to stockholders of record, persons authorized in accordance with Section 1.8 of these Bylaws to act by proxy, and officers of the corporation.
The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the Chairman of the meeting shall have the right to call the meeting to order, establish the agenda, and conduct the business of the meeting in accordance therewith or, at the Chairman of the meeting’s discretion, it may be conducted otherwise in accordance with the wishes of the stockholders in attendance. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

The Chairman of the meeting shall also conduct the meeting in an orderly manner, rule on the precedence of, and procedure on, motions and other procedural matters, and exercise discretion with respect to such procedural matters with fairness and good faith toward all those entitled to take part. Without limiting the foregoing, the Chairman of the meeting may (a) restrict attendance at any time to bona fide stockholders of record and their proxies and other persons in attendance at the invitation of the presiding officer or Board of Directors, (b) restrict use of audio or video recording devices at the meeting, and (c) impose reasonable limits on the amount of time taken up at the meeting on discussion in general or on remarks by any one stockholder. Should any person in attendance become unruly or obstruct the meeting proceedings, the Chairman of the meeting shall have the power to have such person removed from the meeting. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 1.11 of these Bylaws and Section 1.10 of these Bylaws. Subject to the supervision and control of the Board of Directors, the Chairman of a meeting will, if the facts warrant, determine and declare to the meeting that a nomination of persons for election to the Board of Directors or that other proposed business was not properly brought before the meeting in accordance with the provisions of this Section 1.11 of these Bylaws and Section 1.10 of these Bylaws, and if the Chairman of the meeting should so determine, then the Chairman of the meeting shall so declare to the meeting and the defective nomination will be disregarded or such business shall not be transacted, as the case may be. The Chairman of any meeting of stockholders shall have the power to adjourn the meeting to another place, if any, date or time, whether or not a quorum is present.
1.12Stockholder Action Without Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing by such stockholders.
1.13Meetings by Remote Communication. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication, (a) participate in the meeting and (b) be deemed present in person and vote at the meeting, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (ii) the corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, the corporation shall maintain a record of such vote or other action.
1.14Delivery to the Corporation. Whenever this Article I requires one or more persons (including a record or beneficial owner of capital stock) to deliver a document or information to the corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the corporation shall not be required to accept delivery of any document not in such written form or so delivered. For the avoidance of doubt, the corporation expressly opts out of Section 116 of the Delaware General Corporation Law with respect to the delivery of information and documents to the corporation required by this Article I.
Article II
BOARD OF DIRECTORS
2.1General Powers. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors, who may exercise all of the powers of the corporation except as otherwise provided by law or the Certificate of Incorporation. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.
2.2Number and Term of Office. The Board of Directors shall consist of one or more members, each of whom shall be a natural person. Unless the Certificate of Incorporation fixes the number of directors, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption). If so provided in the Certificate of Incorporation, the directors of the corporation shall be divided into three classes. All directors shall hold office until the expiration of the term for which elected and until their respective successors are elected and qualified, except in the case of the earlier death, resignation or removal of any director.
2.3Vacancies and Newly Created Directorships. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification or other cause shall be filled in the manner provided in the Certificate of Incorporation. No decrease in the number of authorized directors shall shorten the term of any incumbent director.
2.4Resignation. Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation. A resignation shall be effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Unless otherwise specified in the notice of resignation, acceptance of such resignation shall not be necessary to make it effective. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, when one or more directors resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.
2.5Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least sixty six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class. .
2.6Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, if any, either within or without the State of Delaware, as shall be determined from time to time by the Board of Directors. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.
2.7Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, the President or two or more directors and may be held at any time and place, if any, within or without the State of Delaware.
2.8Notice of Special Meetings. Notice of the time and place of any special meeting of the Board of Directors shall be given to each director by whom it is not waived by the Secretary or by the officer or one of the directors calling the meeting (or by any other person or persons authorized by such person(s) to send notice of such meeting). Notice shall be (i) delivered personally by hand, by courier or by telephone; (ii) sent by United States first-class mail, postage prepaid, (iii) sent by electronic mail, or (iv) otherwise given by electronic transmission (as defined in Section 232 of the Delaware General Corporation Law), directed to each director at that director’s address, telephone number, electronic mail address or other contact for notice by electronic transmission, as the case may be, as shown on the corporation’s records. If the notice is (a) delivered personally by hand, by courier or by telephone, (b) sent by electronic mail or (c) otherwise given by electronic transmission, it shall be delivered, sent or otherwise given to each director, as applicable, at least 24 hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. Any oral notice of the time and place of the meeting may be communicated to the director in lieu of written notice if such notice is communicated at least 24 hours before the time of the holding of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purpose of the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.
2.9Participation in Meetings by Telephone Conference Calls or Other Methods of Communication. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.
2.10Quorum. A majority of the total number of authorized directorships (whether or not there exist any vacancies or other unfilled seats in previously authorized directorships) shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.
2.11Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the affirmative vote of a majority of the directors present shall be the act of the Board of Directors, unless a different vote is specified by law, the Certificate of Incorporation or these Bylaws.
2.12Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, (i) any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent to the action in writing or by electronic transmission, and (ii) a consent may be documented, signed and delivered in any manner permitted by Section 116 of the Delaware General Corporation Law. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given for purposes of this Section 2.12 at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board of Directors in the same paper or electronic form as the minutes are maintained.
2.13Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. No such payment shall preclude any director from serving the corporation or any of its parent or subsidiary entities in any other capacity and receiving compensation for such service.
Article III
Article IVCOMMITTEES
Article V
5.1Committees of Directors. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (a) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval, or (b) adopt, amend or repeal any bylaw of the corporation.
5.2Committee Minutes. Each committee and subcommittee shall keep regular minutes of its meetings.
5.3Meetings and Action of Committees. Unless otherwise specified by the Board of Directors, meetings and actions of committees and subcommittees shall be governed by, and held and taken in accordance with, the provisions of:
(a)Section 2.6 (Regular Meetings);
(b)Section 2.7 (Special Meetings);
(c)Section 2.8 (Notice of Special Meetings);
(d)Section 2.9 (Participation in Meetings by Telephone Conference Calls or Other Methods of Communication);
(e)Section 2.10 (Quorum);
(f)Section 2.11 (Action at Meeting); and
(g)Section 2.12 (Action by Written Consent)
(h)with such changes in the context of those Bylaws as are necessary to substitute the committee or subcommittee and its members for the Board of Directors and its members. However, (i) the time and place of regular meetings of committees or subcommittees may be determined either by resolution of the Board of Directors or by resolution of the committee or subcommittee; (ii) special meetings of committees or subcommittees may also be called by resolution of the Board of Directors or the committee or the subcommittee; and (iii) notice of special meetings of committees and subcommittees shall also be given to all alternate members who shall have the right to attend all meetings of the committee or subcommittee. The Board of Directors or a committee or subcommittee may also adopt other rules for the government of any committee or subcommittee.

5.4Subcommittees. Unless otherwise provided in the Certificate of Incorporation, these Bylaws or the resolutions of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.
Article VI
OFFICERS
6.1Enumeration. The officers of the corporation shall be a Chief Executive Officer, a President, a Secretary, a Chief Financial Officer, and a Treasurer. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, a Vice Chairman of the Board of Directors, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Treasurers, one or more assistant Secretaries, and any such other officers as may be elected in accordance with the provisions of these Bylaws.
6.2Election. The Board of Directors shall elect the officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 4.3 of these Bylaws, subject to the rights, if any, of an officer under any contract of employment.
6.3Subordinate Officers. The Board of Directors, or any duly authorized committee or subcommittee thereof, may appoint, or empower any officer to appoint, such other officers as the business of the corporation may require. Each of such officers shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as determined from time to time by the Board of Directors or, for the avoidance of doubt, any duly authorized committee or subcommittee thereof or by any officer who has been conferred such power of determination.
6.4Qualification. No officer need be a stockholder. Any two or more offices may be held by the same person.
6.5Term; Resignation and Removal. Officers shall hold office until their successors are elected or appointed, as applicable, and qualified or until their earlier death, resignation or removal. Any officer may resign at any time by giving notice, in writing or by electronic transmission, to the corporation’s Chairman of the Board, Chief Executive Officer, Lead Independent Director or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed at any time, with or without cause, by the Board of Directors or, for the avoidance of doubt, any duly authorized committee or subcommittee thereof or by any officer who has been conferred such power of removal.

6.6 Vacancies in Officers. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors or as provided in Section 4.3 of these Bylaws.
6.7The Board of Directors may appoint a Chairman of the Board. If the Board of Directors appoints a Chairman of the Board, he shall perform such duties and possess such powers as are assigned to him by the Board of Directors. Unless otherwise provided by the Board of Directors, he shall preside at all meetings of the Board of Directors.
6.8Chief Executive Officer. The Chief Executive Officer of the corporation shall, subject to the direction of the Board of Directors, have general supervision, direction and control of the business and the officers of the corporation. He shall preside at all meetings of the stockholders and, in the absence or nonexistence of a Chairman of the Board, at all meetings of the Board of Directors. He shall have the general powers and duties of management usually vested in the chief executive officer of a corporation, including general supervision, direction and control of the business and supervision of other officers of the corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.
6.9President. Subject to the direction of the Board of Directors and such supervisory powers as may be given by these Bylaws or the Board of Directors to the Chairman of the Board or the Chief Executive Officer, if such titles be held by other officers, the President shall have general supervision, direction and control of the business and supervision of other officers of the corporation. Unless otherwise designated by the Board of Directors, the President shall be the Chief Executive Officer of the corporation. The President shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws. He or she shall have power to sign stock certificates, contracts and other instruments of the corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the corporation, other than the Chairman of the Board and the Chief Executive Officer.
6.10Vice Presidents. Any Vice President shall perform such duties and possess such powers as the Board of Directors or the President may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.
6.11Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers as the Board of Directors or the President may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the Secretary, including, without limitation, the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to keep, or cause to be kept, a record of the proceedings of all meetings of stockholders and the Board of Directors, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.
Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant

Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.
In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.
6.12Chief Financial Officer. Unless otherwise designated by the Board of Directors, the Chief Financial Officer shall be the Treasurer. The Chief Financial Officer shall perform such duties and shall have such powers as may from time to time be assigned to him by the Board of Directors, the Chief Executive Officer or the President. In addition, the Chief Financial Officer shall perform such duties and have such powers as are incident to the office of Chief Financial Officer, including without limitation, the duty and power to keep and be responsible for all funds and securities of the corporation, to maintain the financial records of the corporation, to deposit funds of the corporation in depositories as authorized, to disburse such funds as authorized, to make proper accounts of such funds, and to render as required by the Board of Directors accounts of all such transactions and of the financial condition of the corporation.
6.13Delegation of Authority. The Board of Directors or any duly authorized committee or subcommittee thereof, or any officer delegated such authority, may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.
Article VII
CAPITAL STOCK
7.1Certificates of Stock. The shares of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any classes or series of its stock shall be uncertificated shares; provided, however, that no such resolution shall apply to shares represented by a certificate until such certificate is surrendered to the corporation. Unless otherwise provided by resolution of the Board of Directors, every holder of stock of the corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of, the corporation by any two officers of the corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The corporation shall not have power to issue a certificate in bearer form.
Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, these Bylaws, applicable securities laws or any agreement among any number of stockholders or among such holders and the corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.
7.2Transfers. Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the corporation: (i) in the case of shares represented by a certificate, by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, and with such proof of authority or authenticity of signature as the corporation or its transfer agent may reasonably require; and (ii) in the case of uncertificated shares, upon the receipt of proper transfer instructions from the registered owner thereof. Except as may be otherwise required by law, the Certificate of Incorporation or these Bylaws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to notices and to vote with respect to such stock, and shall not be bound to recognize any equitable or other claim to or interest in such stock on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these Bylaws.
7.3Lost, Stolen or Destroyed Certificates. Except as provided in this Section 5.3, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, or it may issue uncertificated shares if the shares represented by such certificate have been designated as uncertificated shares in a resolution adopted pursuant to Section 5.1 of these Bylaws, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the corporation or any transfer agent or registrar.
7.4Record Date. In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.
    If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
    A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the provisions of Section 213 of the Delaware General Corporation Law and this Section 5.4 at the adjourned meeting.
In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Article VIII
GENERAL PROVISIONS
8.1Fiscal Year. The fiscal year of the corporation shall be as fixed by the Board of Directors.
8.2Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board of Directors.
8.3Waiver of Notice. Whenever any notice whatsoever is required to be given by law, by the Certificate of Incorporation or by these Bylaws, a waiver of such notice either in writing signed by the person entitled to such notice or such person’s duly authorized attorney, or by electronic transmission or any other method permitted under the Delaware General Corporation Law, whether before, at or after the time stated therein, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders or the Board of Directors, as the case may be, need be specified in such a waiver unless so required by the Certificate of Incorporation or these Bylaws. Attendance of a person at any meeting shall constitute waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
8.4Representation of Securities of Other Entities. The Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, the Secretary or Assistant Secretary or any other person authorized by the Board of Directors or the Chairman of the Board, the Chief Executive Officer, the President or a Vice President, is authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares or other securities of, or interests in, or issued by, any other entity or entities, and all rights incident to any management authority conferred on the corporation in accordance with the governing documents of any entity or entities, standing in the name of the corporation, including the right to act by written consent. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.
8.5Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.
8.6Certificate of Incorporation. All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the corporation, as amended and in effect from time to time.
8.7Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

8.8Pronouns. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.
8.9Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes a corporation, partnership, limited liability company, joint venture, trust or other enterprise, and a natural person. Any reference in these Bylaws to a section of the Delaware General Corporation Law shall be deemed to refer to such section as amended from time to time and any successor provisions thereto.
8.10 Notice of Stockholders’ Meetings. Without limiting the manner in which notice otherwise may be effectively given to stockholders, notice of any meeting of stockholders may be given in the manner set forth in (and shall be deemed given as provided in) the Delaware General Corporation Law.
8.11
8.12Time Periods. In applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, unless these Bylaws expressly provide otherwise, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.
8.13Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.
8.14Forum Selection. Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, another State court in Delaware or the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, stockholder, officer or other employee of the corporation to the corporation or the corporation’s stockholders, (c) any action arising pursuant to any provision of the Delaware General Corporation Law or the Certificate of Incorporation or these Bylaws (as may be amended from time to time) or (d) any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (a) through (d) above, any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within 10 days following such determination).
Unless the corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, against any person in connection with any offering of the corporation’s securities, including, without limitation and for the avoidance of doubt, any auditor, underwriter, expert, control person or other defendant.

Any person or entity purchasing, holding or otherwise acquiring any interest in any security of the corporation shall be deemed to have notice of and consented to the provisions of this Section 6.13. This provision shall be enforceable by any party to a complaint covered by the provisions of this Section 6.13.
Article IX
AMENDMENTS
9.1By the Board of Directors. Except as is otherwise set forth in these Bylaws, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of a majority of the Board of Directors.
9.2By the Stockholders. Except as otherwise set forth in these Bylaws, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the shares of capital stock of the corporation issued and outstanding and entitled to vote generally in any election of directors, voting together as a single class.
Article X
INDEMNIFICATION OF DIRECTORS AND OFFICERS
10.1Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (“proceeding”), by reason of the fact that such person or a person of whom such person is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director or officer of another corporation, or as a controlling person of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer, or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said Law permitted the corporation to provide prior to such amendment) against all expenses, liability and loss reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 8.2 of these Bylaws, the corporation shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if (a) such indemnification is expressly required to be made by law, (b) the proceeding (or part thereof) was authorized by the Board of Directors, (c) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Delaware General Corporation Law, or (d) the proceeding (or part thereof) is brought to establish or enforce a right to indemnification or advancement under an indemnity agreement or any other statute or law or otherwise as required under Section 145 of the Delaware General Corporation Law. The rights hereunder shall be contract rights and shall include the right to be paid expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred in advance of the final disposition of such proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of the claimant, to repay all amounts so advanced if it should be determined ultimately by final judicial decision from which there is no further right to appeal that such claimant is not entitled to be indemnified under this

Section 8.1 or otherwise. Any reference to an officer of the corporation in this Article VIII shall be deemed to refer exclusively to the Chief Executive Officer, President, and Secretary, or other officer of the corporation (x) elected by the Board of Directors pursuant to Section 4.2 of these Bylaws or (y) specifically appointed as an “officer” for purposes of these Bylaws by an officer to whom the Board of Directors has delegated the power to appoint officers pursuant to Section 4.3 of these Bylaws, and any reference to an officer of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be deemed to refer exclusively to an officer elected or appointed by the board of directors (or equivalent governing body) of such other entity pursuant to the certificate of incorporation and bylaws (or equivalent organizational documents) of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The fact that any person who is or was an employee of the corporation or an employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise has been given or has used the title of “vice president” or any other title that could be construed to suggest or imply that such person is or may be an officer of the corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall not result in such person being constituted as, or being deemed to be, an officer of the corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for purposes of this Article VIII.
10.2Right of Claimant to Bring Suit. If a claim under Section 8.1 of these Bylaws is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, or 20 days in the case of a claim for advancement of expenses, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim to the fullest extent permitted by law. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to this corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such person has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final judicial decision from which there is no further right to appeal that the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, shall be on the corporation.
10.3Indemnification of Employees and Agents. Subject to the other provisions of this Article VIII, the corporation shall have power to indemnify, and advance related expenses to, its employees and agents, or any other persons, to the extent not prohibited by the Delaware General Corporation Law or other applicable law. The Board of Directors shall have the power to delegate to any person or persons identified in subsections (1) through (4) of Section 145(d) of the Delaware General Corporation Law the determination of whether employees or agents shall be indemnified.

10.4Non-Exclusivity of Rights. The rights conferred on any person in this Article VIII shall not be deemed exclusive of any other right which such persons may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
10.5Indemnification Contracts. The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the corporation, or any person serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this Article VIII.
10.6Insurance. The corporation may maintain insurance to the extent reasonably available, at its expense, to protect itself and any such director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.
10.7Effect of Amendment. Any amendment, repeal, elimination or modification of any provision of this Article VIII shall not adversely affect any right or protection of an indemnitee or his successor existing at the time of such amendment, repeal, elimination or modification.